Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 33-75268 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan, No. 33-80662 pertaining to the 1994 Stock Option Plan, No. 33-93394 pertaining to the 1994 Employee Stock Purchase Plan, No. 333-29801 pertaining to the 1994 Stock Option Plan, No. 333-60057 pertaining to the 1994 Stock Option Plan, No. 333-79789 pertaining to the 1994 Stock Option Plan, No. 333-43504 pertaining to the 1994 Stock Option Plan and 1994 Stock Purchase Plan and No. 333-72098 pertaining to the 1994 Stock Option Plan and Registration Statements on Forms S-3 No. 333-38266 and No. 333-54912 of InSite Vision Incorporated of our report dated January 30, 2003, with respect to the consolidated financial statements of InSite Vision Incorporated included in this Annual Report (Form 10-K) for the year ended December 31, 2002.

/s/    ERNST & YOUNG LLP

Palo Alto, California

March 27, 2003